Exhibit (f)

Article 12 of the Business Mergers And Acquisitions Act

第 12 條 企 業 併 購 法

1.	Under the following circumstances, shareholders may request the company to purchase back shares owned by him/her/it at a fair value at that time in the course of the merger or acquisition:

公司於進行併購而有下列情形之一，股東得請求公司按當時公平價格， 收買其持有之股份：

(1)	A shareholder who dissents to a proposed amendment to the Articles of Incorporation in respect of the restrictions on transfer or pledge of shares according to the preceding provision before or during the shareholders' meeting in writing; or otherwise verbally expresses dissent at such meeting, which has be documented, and waives his or her voting right on such issue.

一、公司股東對公司依前條規定修改章程記載股份轉讓或股票設質之限制，於股東會集會前或集會中，以書面表示異議，或以口頭表示異議經記錄，放棄表決權者。

(2)	A shareholder, either of surviving or dissolved company, who dissents to the proposed merger under Article 18 of this Act before or during the shareholders' meeting in writing; or otherwise verbally expresses dissent at such meeting, which has be documented, and waives his or her voting right on such issue. Notwithstanding the foregoing, only shareholders of the dissolved company may exercise such dissent rights under the merger proceeded under Article 18(7) of this Act.

二、公司進行第十八條之合併時，存續公司或消滅公司之股東於決議合併之股東會集會前或集會中，以書面表示異議，或以口頭表示異議經記錄，放棄表決權者。但公司依第十八條第七項進行合併時，僅消滅公司股東得表示異議。

(3)	A shareholder of the subsidiary who dissents to the proposed short-form merger under Article 19 of this Act in writing within the period provided under the announcement and notice made pursuant to Article 19(2) of this Act by Board of Directors of such subsidiary.

三、公司進行第十九條之簡易合併時，其子公司股東於決議合併之董事會依第十九條第二項公告及通知所定期限內以書面向子公司表示異議者 。

(4)	A shareholder who dissents to the proposed acquisition under Article 27 of this Act before or during the shareholders' meeting in writing; or otherwise verbally expresses dissent at such meeting, which has be documented, and waives his or her voting right on such issue.

四、公司進行第二十七條之收購時，公司股東於股東會集會前或集會中，以書面表示異議，或以口頭表示異議經記錄，放棄表決權者。

(5)	A shareholder, either of the transferor company or the surviving transferee company, who dissents to the proposed share exchange under Article 29 of this Act before or during the shareholders' meeting in writing; or otherwise verbally expresses dissent at such meeting, which has be documented, and waives his or her voting right on such issue. Notwithstanding the foregoing, only shareholders of the transferor company may exercise such dissent rights under the share exchange proceeded under Article 29(6) of this Act.

五、公司進行第二十九條之股份轉換時，進行轉換股份之公司股東及受讓股份之既存公司股東於決議股份轉換之股東會集會前或集會中，以書面表示異議，或以口頭表示異議經記錄，放棄表決權者。但公司依第二十九條第六項規定進行股份轉換時，僅轉換股份公司之股東得表示異議。

(6)	A shareholder of the subsidiary who dissents to the proposed share exchange under Article 30 of the Act in writing within the period provided under the announcement and notice made pursuant to Article 30(2) of this Act by Board of Directors of such subsidiary.

六、公司進行第三十條股份轉換時，其子公司股東於決議股份轉換之董事會依第三十條第二項規定公告及通知所定期限內，以書面向子公司表示異議者。

(7)	A shareholder, either of the divided company or the surviving transferee company receiving the business or assets at issue, who dissents to the proposed demerger under Article 35 of this Act before or during the shareholders' meeting in writing; or otherwise verbally expresses dissent at such meeting, which has be documented, and waives his or her voting right on such issue.

七、公司進行第三十五條之分割時，被分割公司之股東或受讓營業或財產之既存公司之股東於決議分割之股東會集會前或集會中，以書面表示異議，或以口頭表示異議經記錄，放棄表決權者。

(8)	A shareholder of the subsidiary who dissents to the proposed short-form demerger under the Article 37 of this Act in writing within the period provided under the announcement and notice made pursuant to Article 37(3) of this Act by Board of Directors of such subsidiary.

八、公司進行第三十七條之簡易分割時，其子公司股東，於決議分割之董事會依第三十七條第三項規定公告及通知所定期限內，以書面向子公司表示異議者。

2.	In order to make the request provided by the preceding paragraph, a dissenting shareholder must specify the price for purchasing back such shares and deposit certificates of shares owned by such shareholder in writing within a 20-day period following the date of the shareholders’ meeting where the corresponding transaction is resolved. In case of the proposed merger or acquisition is resolved by the Board of Directors under this Act, a dissenting shareholder must otherwise provide a written notice of the price for purchasing back and deposit certificates of shares owned by such shareholder in writing within the term specifying under Article 19(2), Article 30(2) or Article 37(3) of this Act.

股東為前項之請求，應於股東會決議日起二十日內以書面提出，並列明請求收買價格及交存股票之憑證。依本法規定以董事會為併購決議者，應於第十九條第二項、第三十條第二項或第三十七條第三項所定期限內以書面提出，並列明請求收買價格及交存股票之憑證。

3.	When handling the deposit of share certificates, the company shall have an institution with legal capacity to handle such matter. The shareholder shall deposit his/her shares to that institution and the institution shall issue the certificate specifying the type and amount of shares to the shareholder; if the shareholder deposited his/her shares by book-entry transfer, he/she shall follow the procedure under the rules or regulations for centralized securities depository enterprises.

公司受理股東交存股票時，應委任依法得受託辦理股務業務之機構辦理。股東交存股票時，應向公司委任股務業務之機構辦理。受委任機構接受股票交存時，應開具該股票種類、數量之憑證予股東；股東以帳簿劃撥方式 交存股票者，應依證券集中保管事業相關規定辦理。

4.	The request of a shareholder as provided in this paragraph 1 shall be null and void upon the company calls off its corresponding acts.

第一項股東之請求，於公司取銷同項所列之行為時，失其效力。

5.	If the value of the shares to be purchased back is agreed upon between the dissenting shareholder and the company, then the company will be required to make payment to such shareholder at the agreed value within 90 days from the date of the shareholders’ meeting where the corresponding transaction is resolved. In the event that the shareholder and the company fail to reach an agreement, the company shall make payment to such shareholders at the value deemed fair by the company within 90 days from the date of the shareholders’ meeting where the corresponding transaction is resolved. If the company fails to make such payment with the said 90-day period, the company will be deemed to have agreed the price requested by such shareholder according to the preceding paragraph 2.

股東與公司間就收買價格達成協議者，公司應自股東會決議日起九十日內支付價款。未達成協議者，公司應自決議日起九十日內，依其所認為之公平價格支付價款予未達成協議之股東；公司未支付者，視為同意股東依第二項請求收買之價格。

6.	If the dissenting shareholder and the company do not agree on the value of such shares to be purchased back within 60 days from the date of the shareholders’ meeting where the corresponding transaction is resolved, the company shall, within 30 days after the expiration of such period, file a petition with a court of competent jurisdiction in Taiwan for a determination of the value of such shares by listing all of the dissenting shareholders who have not reached an agreement with the company as the opposing party. The company will be deemed to have agreed to the value proposed according to the preceding paragraph 2 by a dissenting shareholder if the company fails to list such shareholder as an opposing party of the said petition or if the said petition is withdrawn by the company or dismissed by the court. Notwithstanding the foregoing, the company may not withdraw the said petition without the opposing party's consent if such opposing party has already expressed his/her opinions or the ruling has been served upon the opposing party.

股東與公司間就收買價格自股東會決議日起六十日內未達成協議者，公司應於此期間經過後三十日內，以全體未達成協議之股東為相對人，聲請法院為價格之裁定。未達成協議之股東未列為相對人者，視為公司同意該股東第二項請求收買價格。公司撤回聲請，或受駁回之裁定，亦同。但經相對人陳述意見或裁定送達相對人後，公司為聲請之撤回者，應得相對人之同意。

7.	A CPA audited financial statement and an appraisal report of the fair value of the shares to be purchased back should be submitted along with the filing of the said petition. Written copies or photocopies of the petition as well as all enclosures should be provided for each and every opposing party by court's service system.

公司聲請法院為價格之裁定時，應檢附會計師查核簽證公司財務報表及公平價格評估說明書，並按相對人之人數，提出繕本或影本，由法院送達之。

8.	The applicant, i.e., the company, and the opposing parties shall be provided with opportunities to express their opinions before the court before decision is made. In case the opposing party includes more than two people, the provisions set out in Articles 41 to 44, as well as Paragraph 2 of Article 401 of Taiwan Code of Civil Procedure shall apply mutatis mutandis.

法院為價格之裁定前，應使聲請人與相對人有陳述意見之機會。相對人有二人以上時，準用民事訴訟法第四十一條至第四十四條及第四百零一條第二項規定。

9.	When the ruling made under the preceding paragraph is appealed, the court shall provide the applicant and the opposing party with the chance to express their opinions before making the ruling on the appeal.

對於前項裁定提起抗告，抗告法院於裁定前，應給予當事人陳述意見之機會。

10.	The company will be required to make payment within 30 days after the ruling becomes final for the shares to be purchased back at the value determined by the court deducted from the part paid-up plus the legal interest accruing from the date next to the expiration of the 90-day period after the shareholders’ meeting where the corresponding transaction is resolved.

價格之裁定確定時，公司應自裁定確定之日起三十日內，支付裁定價格扣除已支付價款之差額及自決議日起九十日翌日起算之法定利息。

11.	The provisions set out in Article 171 as well as Paragraphs 1, 2, and 4 of Article 182 of the Non-litigation Act shall apply mutatis mutandis.

非訟事件法第一百七十一條、第一百八十二條第一項、第二項及第四項規 定，於本條裁定事件準用之。

12.	The company shall bear the expenses of the petition and the compensation for the inspector.

聲請程序費用及檢查人之報酬，由公司負擔。